Exhibit 99.1

GlyEco Announces Preliminary Second Quarter 2017 Financial Information

ROCK HILL, SC / ACCESSWIRE / July 13, 2017 / GlyEco, Inc. ("GlyEco" or the "Company") (OTC PINK GLYE), a leading specialty chemical company, announced today preliminary financial information for the quarter ended June 30, 2017.

Based on preliminary financial information, GlyEco expects to report total revenues for the second quarter of 2017 in the range of $2.6 million to $2.8 million, a positive gross profit for each of its operating segments, and total gross profit in the range of $450,000 to $550,000. Second quarter results are subject to change based on the completion of the Company's customary quarterly review process.

About GlyEco, Inc.

GlyEco is a leading specialty chemical company, leveraging technology and innovation to focus on vertically integrated, eco-friendly manufacturing, customer service and distribution solutions. Our eight facilities, including the recently acquired 14-20 million gallons per year, ASTM E1177 EG-1, glycol re-distillation plant in West Virginia, deliver superior quality glycol products that meet or exceed ASTM quality standards, including a wide spectrum of ready to use antifreezes and additive packages for antifreeze/coolant, gas patch coolants and heat transfer fluid industries, throughout North America. Our team's extensive experience in the chemical field, including direct experience with reclamation of all types of glycols, gives us the ability to process a wide range of feedstock streams, formulate and produce unique products, and has earned us an outstanding reputation in our markets.

For further information, please visit: http://www.glyeco.com.

Safe Harbor Statement

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as anticipate, if, believe, plan, estimate, expect, intend, may, could, should, will, and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, all of which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

GlyEco, Inc.
Ian Rhodes
President and Chief Executive Officer
irhodes@glyeco.com
866-960-1539

SOURCE: GlyEco, Inc.